                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              TENDER OF SHARES OF
                                  COMMON STOCK
                                       OF
                               MARKET FACTS, INC.
                                       TO
                            AEGIS ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                AEGIS GROUP PLC

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of Common Stock, par value $1.00 per share (the"Shares"), of Market Facts, Inc. are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand or transmitted by overnight delivery, mail or, in the case of an Eligible Institution (as defined below) only, facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
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                  By Mail:                               By Overnight Delivery:
  First Chicago Trust Company of New York       First Chicago Trust Company of New York
             Corporate Actions                       Corporate Actions, Suite 4680
                 Suite 4660                            14 Wall Street, 8th Floor
               P.O. Box 2569                               New York, NY 10005
         Jersey City, NJ 07303-2569

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                  By Mail:                                      By Hand:

  First Chicago Trust Company of New York       First Chicago Trust Company of New York

             Corporate Actions                   c/o Securities Transfer and Reporting

                 Suite 4660                                  Services Inc.

               P.O. Box 2569                            Attn: Corporate Actions

         Jersey City, NJ 07303-2569                   100 William Street, Galleria

                                                           New York, NY 10038

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               Facsimile Transmission                             Confirm Facsimile by Telephone:
          (For Eligible Institutions Only)                                (201) 222-4707
          (201) 222-4720 or (201) 222-4721
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DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN
AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Aegis Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Aegis Group plc, a company incorporated under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 4, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references herein to Shares shall be deemed to refer also to the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of July 26, 1989, as amended (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, and all references to Rights shall be deemed to include all benefits that may inure to the stockholders of the Company or to holders of the Rights pursuant to the Rights Agreement.

Number of Shares: ______________________________________________________________
Certificate Numbers (if available):
________________________________________________________________________________
________________________________________________________________________________

Account No.: ___________________________________________________________________
Date: __________________________________________________________________________
Name(s) of Record Holder(s): ___________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                             (Please Type or Print)
Address(es):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Area Code and Tel. No(s).: _____________________________________________________
Signature(s):
________________________________________________________________________________
________________________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program or any other eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) Nasdaq National Market trading days after the date of execution hereof.

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
    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _____________________________________________________

Address: __________________________________________________________

___________________________________________________________________
                                                                         ZIP
CODE

Area Code and

Telephone Number: _________________________________________________

Authorized Signature:

___________________________________________________________________

Name: _____________________________________________________________
                       PLEASE TYPE OR PRINT

Title: _________________________________

Dated: ___________________________, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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